Exhibit 99.1

Pharma-Bio Serv Retains T.R. Winston & Company to Enhance Growth Opportunities Through Business Development, Mergers & Acquisitions, and to Review Strategic Alternatives

DORADO, PUERTO RICO, December 1, 2014 – Pharma-Bio Serv, Inc. (Pharma-Bio Serv or the Company) (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm, that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, announced today that it has retained T.R. Winston & Company (T.R. Winston) in order to assist Pharma-Bio Serv in enhancing the Company’s growth strategy through business development, and mergers and acquisitions.

T.R. Winston’s strategic advisory team members include Michael Meyers, M.P.H., Managing Director and Head Of Investment Banking, and Scott Gottlieb M.D., formerly FDA Deputy Commissioner and a Resident Fellow at the American Enterprise Institute, among other T.R. Winston professionals. T.R. Winston will assist and advise the Company regarding various financial and growth opportunities that leverage Pharma-Bio Serv’s exceptional presence and capabilities as a global leader in compliance and validations consulting services.

“We are delighted to welcome the expertise of Mr. Meyers and Dr. Gottlieb to assist our company in carrying forward our strategic growth plans,” said Elizabeth Plaza, Principal Executive Officer of Pharma–Bio Serv.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland and Spain. Pharma-Bio Serv's core business is FDA and other international regulatory compliance agency related services, with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries. The Company’s services also include information technology consulting through our "Integratek" consulting practice, and "Pharma Serv Academy," a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes more than 300 leading engineering and life science professionals, quality assurance managers and directors.

About T.R. Winston & Company

T.R. Winston & Company is a merchant and corporate and investment banking firm. T.R. Winston works with operating companies and institutional and other investors, with an emphasis on long-term relationship banking that is based on value creation, integrity and measurable performance. T.R. Winston seeks to partner with management teams who are pursuing business models with the potential for substantial growth. In addition to its merchant and corporate and investment banking activities, T.R. Winston maintains prime services and institutional trading capabilities. T.R. Winston’s investment banking team has represented clients in greater than $100 billion worth of transactions, to include a cross-section of S&P® sub-sectors, with a particular emphasis on Healthcare and Energy.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements.  There can be no assurance that the processes being undertaken by Pharma-Bio Serv will result in growth through business development or mergers and acquisitions. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2013, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Relations Contact:
Scott Gordon
President
CorProminence LLC
scottg@corprominence.com
631 703 4900